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EXHIBIT 5

Opinion and Consent of Miller & Martin LLP

WRITER'S DIRECT NUMBER 404/962-6406
T. KENNERLY CARROLL, JR. ATLANTA OFFICE		E-MAIL ADDRESS: kcarroll@millermartin.com
July 21, 2003

VIA U.S. MAIL

Main Street Banks, Inc.
Attn: Edward C. Milligan, CEO
676 Chastain Road
Kennesaw, Georgia 30144

  Re:
  Main Street Banks, Inc. Omnibus Stock Ownership and
  Long Term Incentive Plan

Ladies and Gentlemen:

        This opinion is given in connection with the filing by Main Street Banks, Inc., a corporation organized under the laws of the State of Georgia (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a registration statement on Form S-8 (the "Registration Statement") with respect to the registration of an additional 800,000 shares of the no par value Common Stock of the Company (the "Company Common Stock") which may be issued pursuant to the exercise of certain rights (the "Rights") under the Company's Omnibus Stock Ownership and Long Term Incentive Plan (the "Plan").

        In rendering this opinion, we have examined such corporate records and documents, as we have deemed relevant and necessary as the basis for the opinion set forth herein including the Articles of Incorporation and Bylaws of the Company and certain resolutions of the Board of Directors of the Company relating to the Plan.

        For purposes of this opinion, we assume that all awards of Rights have been granted in accordance with the Plan.

        Based on the foregoing, it is our opinion that the shares of the Company Common Stock to be issued upon the exercise of Rights in accordance with the terms of the Plan upon receipt in full by the Company of the consideration prescribed for each share pursuant to the Plan will be duly authorized, validly issued, fully paid and nonassessable under the Georgia Business Corporation Code in effect on this date.

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        We hereby consent to the use of this opinion as an exhibit to the Registration Statement.

Sincerely,
MILLER & MARTIN LLP
	By:	/s/ T. KENNERLY CARROLL, JR. T. Kennerly Carroll, Jr.
TKCjr:cca

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EXHIBIT 5 Opinion and Consent of Miller & Martin LLP